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                                                                    EXHIBIT 99.1


                       (AMERICA SERVICE GROUP INC. LOGO)

                            N E W S   R E L E A S E


CONTACT:  MICHAEL CATALANO                         MICHAEL W. TAYLOR
          CHAIRMAN, PRESIDENT AND                  SENIOR VICE PRESIDENT AND
            CHIEF EXECUTIVE OFFICER                  CHIEF FINANCIAL OFFICER
          (615) 373-3100                           (615) 373-3100



                   AMERICA SERVICE GROUP ANNOUNCES TRANSFER OF
                 CONTRACT WITH KANSAS DEPARTMENT OF CORRECTIONS

                       -----------------------------------

   COMPANY TO REDUCE RESERVE FOR ESTIMATED LOSSES BY APPROXIMATELY $2 MILLION


NASHVILLE, Tennessee (August 22, 2003) -- America Service Group Inc. (NASDAQ:
ASGR) announced today that it has executed an agreement with the Kansas Department of Corrections (Kansas DOC) to assign the Kansas DOC contract to Health Cost Solutions, Inc. (HCS), effective October 1, 2003. The Company had expected the contract to continue until June 30, 2005.

"Despite the extensive losses incurred under this contract," said Richard D. Wright, vice chairman of operations, "the Company continuously demonstrated its uncompromised values to provide the necessary medical care to our patients and to fulfill our contractual commitment to our client. However, the time had long passed to explore options to move on, and we were able to achieve this result in full cooperation with the client."

The Company has entered into a General Assignment, Novation and Assumption Agreement with HCS to transfer the Kansas DOC contract to HCS, effective October 1, 2003. The Company will pay HCS consideration of $6.5 million to assume the Company's obligations under the Kansas DOC contract. The Company's obligation to make payments to HCS is subject to specified offsets and is payable in 21 equal monthly installments, commencing on October 31, 2003, and continuing through June 30, 2005. The offsets relate to HCS's purchase of the Company's fixed assets and inventory at September 30, 2003, utilized in the performance of the Kansas DOC contract.



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              105 Westpark Drive - Suite 200 - Brentwood, TN 37027
                        615-373-3100 - Fax 615-376-9862



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ASGR Announces Transfer of
   Contract with Kansas DOC
Page 2
August 22, 2003



The Company will continue to operate and incur liabilities under the Kansas DOC contract only through September 30, 2003. Beginning October 1, 2003, HCS will become solely responsible for the performance of the Kansas DOC contract, and the Company will have no obligation to the Kansas DOC or HCS related to HCS's performance of the contract. Based on estimated operating results of the Kansas DOC contract through September 30, 2003, the financial terms of the Company's agreement with HCS and the estimated reserve requirements for the Company's remaining loss contract (Baltimore County, Maryland), the Company expects to record a reduction in its reserve for loss contracts of approximately $2.0 million as of September 30, 2003.

America Service Group Inc., based in Brentwood, Tennessee, is the leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; and the Company's dependence on key personnel. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.






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